UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2025

Cassava Sciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-49105	91-1911336
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6801 N Capital of Texas Highway, Building 1; Suite 300
Austin, Texas 78731
(Address of principal executive offices, including zip code)

(512) 501-2444
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SAVA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 5.07 below, on May 23, 2025, at the 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) of Cassava Sciences, Inc. (the “Company”), the stockholders of the Company approved an amendment to the Company’s Non-employee Director Compensation Program (the “Amended Non-employee Director Compensation Program”). Under the Amended Non-employee Director Compensation Program, the compensation of our non-employee directors changed, effective May 23, 2025, as follows:

●	The annual cash retainer would increase from $10,000 to $40,000.

●	The director serving as Board Chair would receive an additional cash retainer of $30,000 annually.

●	Stock option grants for committee service would be eliminated.

●	Additional cash fees would be paid to the Chairs of the Audit, Compensation, and Nominating & Governance Committees of $15,000, $10,000, and $8,000 respectively.

●	Additional cash fees would be paid to non-Chair members of the Audit, Compensation, and Nominating & Governance Committees of $7,500, $5,000, and $4,000 respectively.

●	Annual equity awards to non-employee directors would increase from 10,000 to 26,500 stock options, vesting over one year.

●	Initial equity awards to new non-employee directors would increase from 20,000 to 53,000 stock options, vesting over three years.

For more information on the amendment, please see the related proposal in the Proxy Statement (as defined in Item 5.07 below).

The foregoing description of the Amended Non-employee Director Compensation Program does not purport to be complete and is qualified in its entirety by reference to the full text of the amended Plan, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2025 Annual Meeting of the Company was held at approximately 10 a.m. Central Time on May 23, 2025, pursuant to the Notice of Annual Meeting of Stockholders dated April 14, 2025 and duly delivered to all Company stockholders of record as of April 3, 2025. Of the 48,307,896 shares of the Company’s common stock entitled to vote at the 2025 Annual Meeting, 24,553,054 shares, or approximately 51%, were represented at the 2025 Annual Meeting virtually or by proxy, constituting a quorum. At the 2025 Annual Meeting, the Company’s stockholders voted on five proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 14, 2025 (the “Proxy Statement”). The following is a brief description of each matter voted on and the certified results, including the number of votes cast for and against each matter, and if applicable, the number of abstentions and broker non-votes with respect to each matter.

Proposal One – Two (2) nominees for election to the Board of Directors were elected to serve for a three-year term, and until their successors are duly elected and qualified, based upon the following votes:

Director	For	Withheld	Broker Non-Vote
Robert Anderson, Jr.	5,637,119	2,331,174	16,584,761
Michael J. O’Donnell	4,538,330	3,429,963	16,584,761

Proposal Two – An amendment to the Company’s Non-employee Director Compensation Program was approved based upon the following votes:

For	Against	Abstain	Broker Non -Vote
6,660,591	1,209,200	98,502	16,584,761

Proposal Three – An amendment to the Company’s Amended and Restated Certificate of Incorporation to reduce the Company's Board classification from three to two, which received an affirmative vote from approximately 91% of the votes cast, did not receive an affirmative vote of 66 2/3% of the outstanding common stock and was thus not approved based upon the following votes:

For	Against	Abstain	Broker Non -Vote
7,252,026	666,024	50,243	16,584,761

Proposal Four – The appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2025, was ratified based upon the following votes:

For	Against	Abstain
23,212,403	1,116,152	224,499

Proposal Five – The 2024 executive compensation for the Company’s named executive officers was approved, on a non-binding advisory vote, based upon the following votes:

For	Against	Abstain	Broker Non -Vote
6,217,200	1,666,848	84,245	16,584,761

9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Cassava Sciences, Inc. Amended Non-employee Director Compensation Program

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CASSAVA SCIENCES, INC.
a Delaware corporation

Date: May 27, 2025
	By:	/s/ ERIC J. SCHOEN
Eric J. Schoen
Chief Financial Officer